EXHIBIT 99.1

FOR IMMEDIATE RELEASE                  CONTACT:   Mark Kimball (763) 551-7070
                                                  Select Comfort Corporation
                                                  mark.kimball@selectcomfort.com

                       SELECT COMFORT CORPORATION REPORTS
                  RECORD FOURTH QUARTER AND FULL-YEAR EARNINGS
                           2003 REVENUES UP 36 PERCENT
                      SAME-STORE SALES INCREASE 31 PERCENT
  COMPANY ESTABLISHES Q1 GUIDANCE AND UPDATES FULL-YEAR 2004 FINANCIAL OUTLOOK

    MINNEAPOLIS, MINN. (February 10, 2004) - Select Comfort Corporation (NASDAQ:
SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today announced results for the fourth quarter and year ended January 3, 2004. The company reported its tenth consecutive quarterly profit with net income of $11.1 million, or $0.28 per diluted share, compared with pro forma (after tax) net income of $0.15 per share in the fourth quarter of 2002. Fourth quarter 2003 net sales increased 49 percent to $137 million, versus 2002 net sales of $92 million.(1)

    For fiscal 2003, Select Comfort reported earnings of $27 million or $0.69 per diluted share on net sales of $458 million. As of January 3, 2004, the Company's cash and marketable securities increased 83 percent to $75 million from $41 million a year ago.

    "2003 was another exceptional year for Select Comfort in terms of executing our core growth initiatives in sales, profit and innovation," said Bill McLaughlin, president and chief executive officer. "Revenue increased 36 percent, anchored by same-store sales growth of 31 percent, on top of 27 percent growth a year ago.(1) The company generated operating free cash flow (2) of $31 million during 2003, strengthening our debt-free balance sheet and allowing us to invest in building awareness and distribution. In 2003, we spent $60 million in advertising and opened 27 stores. The leverage in our vertically integrated operating model is demonstrated by our 103 percent increase in operating income in 2003."

    McLaughlin continued, "2004 will be about continued execution of our core initiatives for further sales growth and margin leverage. We plan to increase our advertising investment by more than 30 percent and expand our store base, with both strategies focused on strengthening our position in major metropolitan markets. Product innovation remains an important strategy, elevating mix and margin, and allowing us great leverage from our business model."

    The company's earnings under Generally Accepted Accounting Principles (GAAP) for 2003 are being compared to 2002 earnings on a pro forma, after-tax basis to improve comparability between the periods. GAAP did not allow the company to reduce its earnings for income tax expense in 2002, while 2003 results reflect a reduction in earnings for income taxes. In the fourth quarter of 2002, pro forma earnings per diluted share were $0.15 and reported earnings per diluted share under GAAP were $0.21. In 2002, pro forma earnings per diluted share were $.37 and reported earnings per diluted share under GAAP were $1.09. A full reconciliation of the company's pro forma, after-tax earnings per diluted share for 2002 to treatment under GAAP can be found at the end of this release.

2004 BUSINESS OUTLOOK
     In 2004, Select Comfort will focus on sustaining growth through execution of high-impact initiatives that follow the company's four strategic priorities. The company plans to:
o Increase brand and product awareness
     - Increase advertising investment by more than 30 percent to $80 million, including a 25 percent increase in national advertising.
     - Expand the local Sleep Number(R) retail advertising campaign into 13 new markets, for a total of 34 markets, representing approximately 55 percent of the United States population.
o    Expand profitable distribution
     - Open 25-30 new stores in major metropolitan markets and other areas where Select Comfort is understored.
     - Upgrade marquee and design of approximately 150 stores, providing a consistent national brand image.
o    Accelerate development and introduction of proprietary product offerings
     - Upgrade product offerings through new bed and accessory introductions throughout the year.
     - Test launch in pilot markets the nation's first sofa sleeper featuring a Sleep Number(R) bed inside.
o    Strengthen financial position
     - Continue to leverage our vertically integrated business model of just-in-time inventory and make-to-order bed production.
     - Improve 2003 operating margin of nine percent by one to two percentage points in 2004, while generating operating free cash flow of greater than $20 million.



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

     Assuming continued performance of advertising and growth programs, no significant changes to the U.S. economic recovery, mattress industry growth rates, or competitive reaction to the company's recent success, estimated EPS for full-year 2004 is expected to be $0.90 to $0.93. The company anticipates revenue to be in the range of $550 million to $580 million with same-store sales growth between 15 percent and 22 percent.

     For the first quarter of 2004, the company expects to generate revenue of $127 million to $133 million and earnings per share in the range of $0.14 to $0.16, with same-store sales growth of 15 to 20 percent.

     Select Comfort is forecasting quarterly earnings contributing to full-year results in the following manner: 17 to 19 percent of full-year earnings occurring in the first quarter; 15 to 17 percent in the second quarter; 27 to 29 percent in the third quarter; and 36 to 39 percent in the fourth quarter. This breakdown does not follow historical patterns due to an expected shift in QVC programming into the third quarter of 2004 versus the second quarter of 2003.

     Select Comfort's updated guidance ranges are in line with the company's goal to sustain annual sales growth rates in excess of 15 to 25 percent and an earnings growth rate of 30 percent.

CONFERENCE CALL ANNOUNCEMENT
     Select Comfort will hold a conference call to discuss its fourth quarter and year-end results on February 10, 2004, at 4:00 p.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 6:00 p.m. Central Time on February 10, 2004, through 5:00 p.m. Central Time on February 17, 2004. To access the replay, please call 402-220-3572 (U.S. and International). An archived replay of the conference call may also be accessed after approximately 7:00 p.m. Central Time on February 10, 2004 at www.selectcomfort.com.

ABOUT SELECT COMFORT
     Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(3), holding 26 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories.



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

Select Comfort's products are sold through its 343 retail stores located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

                                       ###

    Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, uncertainties arising from global events, consumer confidence, effectiveness of our advertising and promotional efforts, our ability to secure suitable retail locations, our ability to attract and retain qualified sales professionals and other key employees, consumer acceptance of our products and product innovation, our ability to continue to expand and improve our product line, industry competition, warranty expenses, California wage and hour litigation, our dependence on significant suppliers, and the vulnerability of any suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors, increasing government regulations, including possible new flammability standards for the bedding industry, as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

    The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1) FISCAL 2003 INCLUDES 53 WEEKS, AS COMPARED TO 52 WEEKS IN FISCAL 2002. THE ADDITIONAL WEEK IN 2003 WAS IN THE FOURTH QUARTER. SAME-STORE SALES HAVE BEEN ADJUSTED AND REPORTED AS IF BOTH YEARS HAD THE SAME NUMBER OF WEEKS.
(2) NET CASH PROVIDED BY OPERATING ACTIVITY LESS PURCHASES OF PROPERTY AND EQUIPMENT.
(3)     TOP 25 BEDDING RETAILERS, FURNITURE TODAY, MAY 26, 2003



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



                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 THREE MONTHS ENDED (UNAUDITED)          TWELVE MONTHS ENDED
                                               ---------------------------------  ----------------------------------
                                                 JANUARY 3,      DECEMBER 28,       JANUARY 3,       DECEMBER 28,
                                                    2004             2002              2004              2002
                                               ---------------- ----------------  ----------------  ----------------

Net sales                                         $ 137,138          $ 92,263        $ 458,489         $ 335,795
Cost of sales                                        51,739            34,584          171,163           125,796
                                               ---------------- ----------------  ----------------  ----------------
   Gross profit                                      85,399            57,679          287,326           209,999
                                               ---------------- ----------------  ----------------  ----------------
Operating expenses:
   Sales and marketing                               57,649            40,309          206,129           155,890
   General and administrative                        10,769             8,534           38,423            32,854
   Store closings and asset impairments                   4                 -               71               233
                                               ---------------- ----------------  ----------------  ----------------
       Total operating expenses                      68,422            48,843          244,623           188,977
                                               ---------------- ----------------  ----------------  ----------------
Operating income                                     16,977             8,836           42,703            21,022
                                               ---------------- ----------------  ----------------  ----------------
Other income (expense):
   Interest income                                      214               164              612               571
   Interest expense                                     (14)             (254)            (170)           (1,655)
   Other, net                                           (26)             (178)               -              (198)
                                               ---------------- ----------------  ----------------  ----------------
       Other income (expense), net                      174              (268)             442            (1,282)
                                               ---------------- ----------------  ----------------  ----------------
Income before income taxes                           17,151             8,568           43,145            19,740
Income tax (expense) benefit                         (6,095)              477          (15,973)           17,762
                                               ---------------- ----------------  ----------------  ----------------
Income before extraordinary loss                     11,056             8,091           27,172            37,502
Extraordinary loss from early extinguishment
   of debt, net of tax                                    -              (380)               -              (380)
                                               ---------------- ----------------  ----------------  ----------------
Net income                                        $  11,056          $  7,711        $  27,172         $  37,122
                                               ================ ================  ================  ================

Net income per share - basic                      $    0.32          $   0.25        $    0.83         $    1.51
                                               ================ ================  ================  ================
Weighted average shares - basic                      34,843            30,488           32,856            24,549
                                               ================ ================  ================  ================

Net income per share - diluted                    $    0.28          $   0.21        $    0.69         $    1.09
                                               ================ ================  ================  ================
Weighted average shares - diluted                    39,881            36,636           39,277            34,532
                                               ================ ================  ================  ================

RECONCILIATION OF EPS INFORMATION:
Net income                                        $  11,056          $  7,771        $  27,172         $  37,122
Add:  Interest expense on convertible debt                -                54               81               563
                                               ---------------- ----------------  ----------------  ----------------
Net income available to common shareholders       $  11,056          $  7,765        $  27,253         $  37,685
                                               ================ ================  ================  ================

Weighted average shares outstanding                  34,843            30,488           32,856            24,549
Effect of dilutive securities:
   Options                                            2,919             2,629            2,823             1,884
   Warrants                                           2,119             2,792            3,331             2,885
   Convertible debt                                       -               727              267             5,214
                                               ---------------- ----------------  ----------------  ----------------
Dilutive weighted average shares outstanding         39,881            36,636           39,277            34,532
                                               ================ ================  ================  ================



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


                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                         JANUARY 3,        DECEMBER 28,
                                                                            2004               2002
                                                                      -----------------  -----------------
                               ASSETS
Current assets:
   Cash and cash equivalents                                               $  24,725          $  27,176
   Marketable securities - current                                            49,322             12,146
   Accounts receivable, net of allowance for doubtful accounts
     of $619 and $340, respectively                                            6,823              3,270
   Inventories                                                                12,381              8,980
   Prepaid expenses                                                            5,244              5,467
   Deferred tax assets                                                         6,039             12,955
                                                                      -----------------  -----------------
       Total current assets                                                  104,534             69,994

Marketable securities - non-current                                            1,071              1,502
Property and equipment, net                                                   36,134             28,977
Deferred tax assets                                                            5,620              4,352
Other assets                                                                   3,343              3,506
                                                                      -----------------  -----------------
       Total assets                                                        $ 150,702          $ 108,331
                                                                      =================  =================

                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                                     $       -          $      11
   Accounts payable                                                           14,773             16,508
   Accruals:
     Sales returns                                                             3,469              3,181
     Compensation and benefits                                                16,579             13,666
     Taxes and withholding                                                     3,661              2,779
     Consumer prepayments                                                      5,970              1,964
     Other                                                                     6,110              5,120
                                                                      -----------------  -----------------
       Total current liabilities                                              50,562             43,229

Long-term debt, less current maturities                                            -              2,991
Accrued warranty costs                                                         2,557              3,626
Other liabilities                                                              4,821              3,970
                                                                      -----------------  -----------------
       Total liabilities                                                      57,940             53,816
                                                                      -----------------  -----------------
Shareholders' equity:
   Undesignated preferred stock; 5,000,000 shares authorized, no
     shares issued and outstanding                                                 -                  -
   Common stock, $.01 par value; 95,000,000 shares authorized,
     35,769,606 and 30,727,101 shares issued and outstanding,
     respectively                                                                358                307
   Additional paid-in capital                                                104,085             92,184
   Unearned compensation                                                        (877)                 -
   Accumulated deficit                                                       (10,804)           (37,976)
                                                                      -----------------  -----------------
       Total shareholders' equity                                             92,762             54,515
                                                                      -----------------  -----------------
       Total liabilities and shareholders' equity                          $ 150,702          $ 108,331
                                                                      =================  =================




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




                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           TWELVE MONTHS ENDED
                                                                  -------------------------------------
                                                                     JANUARY 3,        DECEMBER 28,
                                                                        2004               2002
                                                                  ------------------ ------------------
Cash flows from operating activities:
   Net income                                                          $  27,172           $ 37,122
   Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization                                        11,145              9,194
     Amortization of debt discount and deferred finance fees                 130              1,279
     Non-cash compensation expense                                            75                  -
     Loss on disposal of assets and impaired assets                           96                548
     Deferred tax assets                                                   5,648            (17,307)
     Change in operating assets and liabilities:
       Accounts receivable, net                                           (3,553)              (647)
       Inventories                                                        (3,401)              (894)
       Prepaid expenses                                                      223             (1,879)
       Other assets                                                          129              1,441
       Accounts payable                                                   (1,735)             1,292
       Accrued compensation and benefits                                   2,913              6,487
       Accrued taxes and withholding                                       5,295               (253)
       Customer prepayments                                                4,006                701
       Other accruals and liabilities                                      1,060               (940)
                                                                  ------------------ ------------------
         Net cash provided by operating activities                        49,203             36,144
                                                                  ------------------ ------------------
Cash flows from investing activities:
   Purchases of property and equipment                                   (18,364)            (7,802)
   Investments in marketable securities                                  (55,717)           (24,780)
   Proceeds from maturity of marketable securities                        18,972             11,132
                                                                  ------------------ ------------------
         Net cash used in investing activities                           (55,109)           (21,450)
                                                                  ------------------ ------------------
Cash flows from financing activities:
   Principal payments on debt                                                (11)            (5,022)
   Repurchase of common stock                                             (1,834)                 -
   Proceeds from issuance of common stock                                  5,300              1,129
                                                                  ------------------ ------------------
         Net cash provided by (used in) financing activities               3,455             (3,893)
                                                                  ------------------ ------------------
(Decrease) increase in cash and cash equivalents                          (2,451)            10,801

Cash and cash equivalents, at beginning of period                         27,176             16,375
                                                                  ------------------ ------------------
Cash and cash equivalents, at end of period                             $ 24,725           $ 27,176
                                                                  ================== ==================




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



                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION

          SELECT COMFORT PRO FORMA NET INCOME AND EARNINGS PER DILUTED
                              SHARE RECONCILIATION

The reconciliation of net income and earnings per diluted share as reported under Generally Accepted Accounting Principles (GAAP) to the company's estimates of pro forma net income and pro forma earnings per diluted share for the fourth quarter of 2002 and full-year 2002 are as follows:


                                                                 THREE                 TWELVE
                                                                 MONTHS                MONTHS
                                                                 ENDED                 ENDED
                                                            ---------------       ---------------
RECONCILIATION OF GAAP NET INCOME TO PRO FORMA NET INCOME:
                                                               12/28/02              12/28/02
                                                            ---------------       ---------------

GAAP net income                                                   $7,711              $37,122
Effect of:
   Income tax provision at 38% of income before tax               (3,256)              (7,501)
   Charges from early repayment of debt                              614                  614
   Restoration of deferred tax asset and other income
      tax items                                                      243              (17,996)
                                                            ---------------       ---------------
Pro forma net income                                              $5,312              $12,239
                                                            ===============       ===============


                                                                 THREE                 TWELVE
                                                                 MONTHS                MONTHS
                                                                 ENDED                 ENDED
                                                            ---------------       ---------------
RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO PRO
FORMA EARNINGS PER DILUTED SHARE                               12/28/02             12/28/02
                                                            ---------------       ---------------

GAAP earnings per diluted share                                    $ 0.21              $ 1.09
Effect of:
   Income tax provision at 38% of income before tax                 (0.09)              (0.22)
   Charges from early repayment of debt                              0.02                0.02
   Restoration of deferred tax asset and other income
      tax items                                                      0.01               (0.52)
                                                            ---------------       ---------------
Pro forma earnings per diluted share                               $ 0.15              $ 0.37
                                                            ===============       ===============




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